EXHIBIT 10.8













                               LETTER OF AGREEMENT
                                     BETWEEN
                           BIOQUEST INTERNATIONAL, INC
                                       AND
                       TANI HURLEY PUBLIC RELATIONS, INC.

















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                                   Tani Hurley
                             Public Relations, Inc.


                                    PROPOSAL

July 15, 2000

Roger Miller
Chief financial Officer
BioQuest International, Inc.
5125 Castello Drive
Naples, FL 34103


Public Relations agreement between Tani Hurley Public Relations, Inc. and BioQuest International, Inc. for public relations services for the period of July 15, 2000, through October 31, 2001, a fee to be paid with 5,000 shares of BioQuest International, Inc. stock, payable upon stock issues.

Tani Hurley Public relations, Inc. agrees to create and implement an aggressive public relations program for BioQuest international, Inc. Activities will include researching, writing and producing press releases, contacting relevant publications and working with editors to encourage the use of BioQuest International, Inc. and its related services and companies in feature articles in their publications, coordinating and/or taking photography t accompany releases, assisting with special events and projects.

Tani Hurley Public Relations will function as an active participant in the marketing team, in order to produce a cohesive and comprehensive marketing program for the client. Activity reports will be sent to the client at the end of each month.

Note: Expenses for stationery, envelopes, postage and necessary travel will be billed separately to BioQuest International Inc.

Submitted by:  /s/  Carol Hurley                          Date: 7/15/2000
               ----------------------------------         ---------------
               Carol Hurley, President,
               Tani Hurley Public Relations, Inc.


Accepted by:  /s/  Roger Miller                           Date: 7/15/2000
              -----------------------------------         ---------------
              Roger Miller, CFO
              BioQuest International, Inc.